NO. L 031299
VANCOUVER REGISTRY

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF SECTION 252 OF THE *COMPANY ACT*,
R.S.B.C. 1996, c.62, AS AMENDED

AND

IN THE MATTER OF A PROPOSED ARRANGEMENT AMONG
VICEROY RESOURCE CORPORATION, QUEST INVESTMENT
CORPORATION, AVATAR PETROLEUM INC.,
ARAPAHO CAPITAL CORP., VICEROY EXPLORATION LTD.,
ORO BELLE RESOURCES CORPORATION, SPECTRUMGOLD INC.
AND 650399 B.C. LTD.

PETITIONERS

NOTICE OF APPLICATION OF FINAL ORDER

TO: VICEROY RESOURCE CORPORATION ("**Viceroy**")
AND ITS MEMBERS

QUEST INVESTMENT CORPORATION ("**Quest**")
AND ITS MEMBERS

AVATAR PETROLEUM INC. ("**Avatar**")
AND ITS MEMBERS

ARAPAHO CAPITAL CORP. ("**Arapaho**")
AND ITS MEMBERS

VICEROY EXPLORATION LTD. ("**Viceroy Exploration**")
AND ITS MEMBERS

ORO BELLE RESOURCES CORPORATION ("**Oro Belle**")
AND ITS MEMBERS

SPECTRUMGOLD INC. ("**SpectrumGold**")
AND ITS MEMBERS

650399 B.C. LTD. ("**SpectrumSub**")
AND ITS MEMBERS

NOTICE IS HEREBY GIVEN that a Petition has been filed by Viceroy, Quest, Avatar, Arapaho, Viceroy Exploration, Oro Belle, SpectrumGold and SpectrumSub (the "**Petitioners**") in the Supreme Court of British Columbia for approval of the arrangement agreement dated for reference May 15, 2003, pursuant to section 252 of the *Company Act*, R.S.B.C. 1996, c. 62, as amended (the "***Company Act***");

AND NOTICE IS FURTHER GIVEN that by an Interim Order of the Supreme Court of British Columbia, pronounced May 9, 2003, the Court has given directions as to the calling of an annual and extraordinary meeting of the members of Viceroy, Quest and Avatar and an extraordinary general meeting of the members of Arapaho for the purpose of considering and voting upon the arrangement (the "**Arrangement**") under section 252 of the *Company Act*;

AND NOTICE IS FURTHER GIVEN that an application for a Final Order approving the Arrangement shall be made before the presiding Master in Chambers at the Courthouse, 800 Smithe Street, Vancouver, British Columbia, on June 20, 2003 at 9:45 a.m., or so soon thereafter as counsel may be heard.

IF YOU WISH TO BE HEARD, any member of the Petitioners affected by the Final Order sought may appear (either in person or by counsel) and make submissions at the hearing of the Final Application if such person has filed with the Court at the Vancouver Registry, 800 Smithe Street, Vancouver, British Columbia, an Appearance in the form prescribed by the Rules of Court of the Supreme Court of British Columbia and delivered a copy of the filed Appearance, together with all material on which such person intends to rely at the hearing of the Final Application, including an outline of such person's proposed submissions, to the Petitioners, at their address for delivery set out below on or before 11:00 a.m. on Thursday, June 19, 2003.

The Petitioners' address for delivery is: c/o Davis & Company, Barristers & Solicitors, 2800 Park Place - 666 Burrard Street, Vancouver, British Columbia, V7C 2Z7, Attention: Stuart B. Morrow.

IF YOU WISH TO BE NOTIFIED OF ANY ADJOURNMENT OF THE FINAL APPLICATION, YOU MUST GIVE NOTICE OF YOUR INTENTION by filing and delivering the form of "Appearance" as aforesaid. You may obtain a form of "Appearance" at the Court Registry, 800 Smithe Street, Vancouver, British Columbia, V6Z 2E1.

AT THE HEARING OF THE FINAL APPLICATION the Court may approve the Arrangement as presented, or may approve it subject to such terms and conditions as the Court deems fit.

IF YOU DO NOT FILE AN APPEARANCE and attend either in person or by counsel at the time of such hearing, the Court may approve the Arrangement, as presented, or may approve it subject to such terms and conditions as the Court shall deem fit, all without further notice to you. If the Arrangement is approved, it will significantly affect the rights of the Petitioners' members.

A copy of the Petition and other documents filed with the Court can be obtained by any member of the Petitioner upon request in writing addressed to the Petitioners' solicitors at their address for delivery set out above.

DATED at Vancouver, British Columbia, this 13th day of May, 2003.

SBMorrow.

Davis & Company (Stuart B. Morrow)
Solicitors for the Petitioners